Exhibit 10.3

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (the “Agreement”), dated as of July 22, 2025, is by and between Scilex Holding Company, a Delaware corporation with offices located at 960 San Antonio Road, Palo Alto, CA 94303 (the “Company”) and the undersigned (the “Holder”). Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the Tranche B SPA (as defined below).

WHEREAS, prior to the date hereof, the Company issued, severally, certain promissory notes (the “Tranche B Notes”) and warrants to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) in the initial aggregate amount of 7,500,000 shares (not taking into account the Company’s subsequent 1-for-35 reverse stock split, which became effective on April 15, 2025 (the “Reverse Stock Split”) to certain investors (the “Tranche B Holders”) pursuant to that certain Securities Purchase Agreement, dated October 7, 2024 (the “Tranche B SPA”), of which a warrant to purchase shares of Common Stock in the initial aggregate amount of 1,920,000 shares (on a pre-Reverse Stock Split basis, which is currently exercisable for 54,857 shares on a post-Reverse Stock Split basis) is held by the Holder (the “Existing Tranche B Warrant”);

WHEREAS, the Existing Tranche B Warrant was issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-276245) (the “Original Registration Statement”), which registration statement was subsequently converted to a registration statement on Form S-1 to continue the registration of the shares of Common Stock issuable by the Company upon exercise of the Existing Tranche B Warrant (File No. 333-280882) (the Original Registration Statement, as so continued, the “Continuation Registration Statement”) due to the Company’s ineligibility to use a Form S-3;

WHEREAS, in connection with certain transactions contemplated by the Company, the Holder is concurrently providing its consent to such transactions and will exchange (the “Exchange”) the Existing Tranche B Warrants, effective as of and contingent upon the occurrence of the Closing (as defined below), on the basis and subject to the terms and conditions set forth in this Agreement, and in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for a new Tranche B warrant to purchase 256,000 shares of Common Stock with an expiration date of October 8, 2029 and an exercise price of $40.00 per share, the form of which is attached hereto as Annex A (the “New Tranche B Warrant”, and the shares to be issued upon exercise of the New Tranche B Warrant, the “New Warrant Shares”).

WHEREAS, concurrently herewith, the Company has also requested that each of the other Tranche B Holders (other than Oramed) (the “Other Holders”) enter into an agreement in form and substance substantially similar to this Agreement (other than proportional adjustments based on different amounts of Tranche B Warrants held by such Other Holder and reimbursement of legal fees) (the “Other Agreements”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

Section 1 Warrant Exchange; Closing Matters.

(a) Warrant Exchange. On the Closing Date (as defined below), subject to the satisfaction of the conditions to closing set forth below, effective as of and contingent upon the occurrence of the Closing on the basis and subject to the terms and conditions set forth in this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer all of such Holder’s rights, title and interest in and to the Existing Tranche B Warrant (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company, in exchange for the New Tranche B Warrant, which shall be issued and delivered by the Company to the Holder (or its designee) at the address for delivery set forth on the signature page of the Holder attached hereto. From and after the Closing Date and concurrent consummation of the Exchange, the Existing Tranche B Warrant shall: (A) be deemed cancelled; (B) have no force or effect; and (C) no longer constitute an outstanding security of the Company or entitle the Holder to any rights with respect to any of the Company’s securities. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange (and cancellation) of the Existing Tranche B Warrant and issuance of the New Tranche B Warrant.

(b) Closing. Subject to the conditions set forth in Section 1(c) and Section 1(d) below, the transactions contemplated hereby (including the Exchange) (the “Transactions”) shall take place via the electronic exchange of documents, securities and signatures, no later than two (2) Business Days after the date hereof (or at such other time and place as the Company and the Holder mutually agree) (the “Closing” and the “Closing Date”).

(c) Conditions to the Holder’s Obligations at the Closing. The obligation of the Holder to consummate the Transactions is subject to the fulfillment (or waiver, at the sole option of the Holder), to the Holder’s reasonable satisfaction, prior to or on the Closing Date, of each of the following conditions:

(i) The Company shall have duly executed and delivered to the Holder each of the Exchange Documents (as defined below) to which it is a party, and the Company shall have duly executed and delivered to the Holder the New Tranche B Warrant.

(ii) The Company shall have delivered to such Holder a certificate, in the form acceptable to such Holder, executed by the Secretary of the Company dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s board of directors (the “Company Board”) in a form reasonably acceptable to such Holder approving the transactions contemplated hereby, (ii) the Certificate of Incorporation (as defined below) and (iii) the bylaws of the Company, each as in effect at the Closing.

(iii) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

(iv) The New Warrant Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) except as otherwise disclosed in the SEC Documents (as defined below) with respect to the Principal Market, shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Eligible Market have been threatened, as of the Closing Date, in writing by the SEC or the Eligible Market.

(v) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the New Tranche B Warrant, including without limitation, those required by the Principal Market, if any.

(vi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated hereby.

(vii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect (as defined below).

(viii) The Company shall have filed a Listing of Additional Shares Notification Form with the Principal Market, if required under Nasdaq listing rules.

(ix) The transfer agent of the Company, the Holder and the Company shall have duly executed and delivered an irrevocable transfer agent instruction letter in a form reasonably acceptable to the Holder.

(x) The Company shall have paid Kelley Drye & Warren LLP the Legal Fee Amount in accordance with Section 9(f) below.

(xi) The Company shall have delivered to such Holder such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Holder or its counsel may reasonably request.

(d) Conditions to the Company’s Obligations to the Closing. The obligation of the Company to consummate the Transactions is subject to the fulfillment (or waiver, at the sole option of the Company), to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(i) The representations and warranties of the Holder set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

(ii) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(iii) All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

(iv) As soon as commercially practicable following the Closing Date, the Holder shall deliver the original certificate evidencing the Existing Tranche B Warrant for cancellation on the Company’s books and records (or a duly executed and delivered lost warrant affidavit in form and substance reasonably acceptable to the Company).

Section 2 Representations and Warranties. In order to induce the Holder to enter into this Agreement, the Company hereby represents and warrants as of the date hereof that:

(a) Organization and QualificationSection 3 . Each of the Company and each of its Subsidiaries (a defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified to conduct their respective businesses and is in good standing (to the extent applicable) as a foreign corporation or other entity in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons (as defined below) set forth on Schedule 2(a), the Company has no Subsidiaries. “Subsidiaries” means one or more entities of which any of the capital stock or share capital or other equity or voting securities are Controlled (as defined below) or owned, directly or indirectly, by the respective Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”; provided, that after the time of consummation of the Semnur Merger (as defined in the Tranche B Notes), “Subsidiary” and “Subsidiaries” shall each exclude the Excluded Subsidiaries (as defined in the Tranche B Notes). Notwithstanding anything to the contrary herein, any reference to “Subsidiary”, “subsidiary” or “Qualified Subsidiary” used herein or in any Transaction Document shall be deemed to expressly exclude Scilex Bio, Inc., a Delaware corporation or any of its subsidiaries. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

(b) Authorization and Binding Obligation. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the New Tranche B Warrant and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated hereby (collectively, the “Exchange Documents”) and to consummate the transactions contemplated hereby (including, without limitation, the issuance of the New Tranche B Warrant in accordance with the terms hereof and thereof). As of the Closing Date, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the New Tranche B Warrant and the reservation for issuance and issuance of New Warrant Shares issuable upon exercise of the New Tranche B Warrant will have been duly authorized by the Company Board and no further filing, consent, or authorization will be required by the Company, the Company Board or the Company’s stockholders. This Agreement has been and, as of the Closing Date, the New Tranche B Warrant will have been, duly executed and delivered by the Company, and constitute or will constitute, as applicable, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c) Issuance of New Securities. As of the Closing Date, the issuance of the New Tranche B Warrants will be duly authorized and, upon exercise in accordance with the terms of the New Tranche B Warrant, the New Warrant Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof. By virtue of Section 3(a)(9) under the Securities Act, the New Warrant Shares (assuming a cashless exercise of the New Tranche B Warrant) will have a Rule 144 of the Securities Act (“Rule 144”) holding period that will be deemed to have commenced as of the date of the original issuance of the Existing Tranche B Warrant to the Holder. The New Warrant Shares (assuming (i) a cashless exercise of the New Tranche B Warrant and (ii) the Holder is not an affiliate of the Company) shall be freely tradeable by the Holder and shall be issued without any restricted legend. The Holder of the New Exchange Warrants shall be entitled to all rights accorded to a holder of shares of Common Stock. No commission or other remuneration has been paid by the Holder to the Company in connection with the Exchange or any transactions contemplated hereby.

(d) No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than such filings as may be required by any federal or state securities laws, rules or regulations), any court, governmental agency or any regulatory or self-regulatory agency (other than such filings as may be required by the Principal Market) or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement or the New Tranche B Warrant, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(e) SEC Documents; Financial Statements. Since November 11, 2022, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), except as disclosed in the SEC Documents. The Company has delivered or has made available to Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Holder, which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(f) Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business.

(g) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made or would reasonably be expected to have a Material Adverse Effect.

(h) Transactions With Affiliates. None of the officers, directors of the Company or any Affiliate of any such officer or director or any Subsidiary, and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary, is presently, a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Company Board).

(i) Equity Capitalization.

(i) Definitions:

(A) “Preferred Stock” means the Company’s preferred stock, $0.0001 par value per share, the terms of which have been and may be designated by the Company Board in a certificate of designations.

(C) “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 740,000,000 shares of Common Stock, of which, 6,955,694 are issued and outstanding and 15,158,941 shares are reserved for issuance pursuant to Common Stock Equivalents (as defined above) (other than the New Tranche B Warrant and shares previously reserved for the Existing Tranche B Warrant) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 45,000,000 shares of Preferred Stock, 29,057,097 of which are issued and outstanding and have been designated as Series A Preferred Stock, and 5,000,000 of which have been designated as Series 1 Mandatory Exchangeable Preferred Stock but none of which have been issued as of the date hereof.

(iii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable. Schedule 2(i)(iii)(A) sets forth the number of shares of Common Stock that are reserved for issuance pursuant to Common Stock Equivalents (other than the New Tranche B Warrant and shares previously reserved for the Existing Tranche B Warrant). Except as set forth on Schedule 2(i)(iii)(B), to the knowledge of the Company, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Common Stock Equivalents, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. Except as disclosed in the SEC Documents or as set forth on Schedule 2(i)(iv): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof, and the terms of all Common Stock Equivalents and the material rights of the holders thereof as set forth in the SEC Documents are true, correct and complete.

(j) Other Contracts. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(k) Litigation. Except as set forth in the SEC Documents, there is no action, claim, suit, investigation or proceeding, whether commenced or threatened, before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or under the New Tranche B Warrant or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) No Event of Default. Immediately prior to and after giving effect to this Agreement, no Event of Default (as defined in the Tranche B Notes) exists and is continuing on the date hereof and no Event of Default would reasonably be expected to occur as a result of the consummation of the Proposed Transactions.

(m) No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

Section 4 Holder Representations and Warranties. The Holder represents and warrants to the Company as follows on the date hereof and as of the Closing Date:

(a) Reliance on Exemptions. The Holder understands that the New Tranche B Warrant is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Tranche B Warrant.

(b) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(c) Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(e) Ownership of Exchanging Warrant. The Holder owns the Existing Tranche B Warrant free and clear of any liens or encumbrances (other than the obligations pursuant to this Agreement, the Exchange Documents and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(f) No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

Section 5 Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Tranche B Warrant (and upon cashless exercise of the New Tranche B Warrant, the New Warrant Shares) may be tacked onto the holding period of the Existing Tranche B

Warrant, and the Company agrees not to take a position contrary to this Section 5. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) in connection with the cashless exercise of the New Tranche B Warrant (i) upon issuance in accordance with the terms of the New Tranche B Warrant, the New Warrant Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Warrant Shares becoming ineligible to be resold by the Holder pursuant to Rule 144, and (iii) in connection with any resale of New Warrant Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such New Warrant Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Warrant Shares in accordance herewith. The Holder shall provide such documents reasonably requested by the Company and the transfer agent, including but not limited to a broker’s representation letter.

Section 6 Registration. The Company may, but is not required to, file a new registration statement with the SEC (the “New Registration Statement”) to register the issuance of the New Warrant Shares upon exercise of the New Tranche B Warrants so that the New Tranche B Warrants may be exercised on a cash basis. By execution of this Agreement, Holder agrees to the filing of the New Registration Statement (if the Company elects to make such filing) and the Company will provide Holder with a draft of the New Registration Statement not less than three Business Days prior to the filing thereof and will consider in good faith any comments Holder may have thereon.

Section 7 Application of Proceeds Upon Exercise of the New Tranche B Warrant. Upon the cash exercise of the New Tranche B Warrant by Holder, subject in all respects to the terms of the Intercreditor Agreement, the Company shall promptly redeem the maximum portion of the Amortization Amount due on the Amortization Date following the date hereof under such Holder’s Tranche B Note that can be redeemed with 100% of the gross proceeds of such exercise of the New Tranche B Warrant by such Holder and if any proceeds remain outstanding after such redemption on such Amortization Date, the Company shall use such remaining proceeds to redeem the maximum portion of the Amortization Amount due on the next scheduled Amortization Date under such Holder’s Tranche B Note that can be redeemed with 100% of such remaining proceeds until the Outstanding Amount under such Holder’s Tranche B Note has been paid in full; provided that, for the avoidance of doubt, no portion of the Amortization Amount or Outstanding Amount under any Other Notes shall be redeemed with the proceeds of such exercise of the New Tranche B Warrant by such Holder.

Section 8 Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 9 Miscellaneous.

(a) Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Closing does not occur by the second (2nd) Business Day after the date hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Tranche B Warrant shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

(b) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Exchange Act and attaching the Exchange Documents, to the extent they are required to be filed under the Exchange Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the form of New Tranche B Warrant) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) relating to this Agreement and the concurrent private placement financing provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of its affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the consent of the other party; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law, rule or regulation (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, rule or regulation, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

(c) Effective Time. This Agreement shall be effective (the “Effective Time”) upon the later of (i) the time of due execution and delivery by the Company and the Holder of this Agreement, and (ii) the time of due execution and delivery by the Company and each Other Holder of the Other Agreements.

(d) Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

(e) Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the consents, waivers or amendments provided herein (each, a “Specified Agreement”), is or will be more favorable to such Person than those provided to the Holder under this Agreement. If, and whenever on or after the date hereof, the Company enters into a Specified Agreement, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Specified Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 9(e) shall apply similarly and equally to each Specified Agreement.

(f) Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $50,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

(g) Miscellaneous. Article 9 of the Tranche B SPA (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

NOMIS BAY LTD.

By:	/s/ James Keyes
Name:	James Keyes
Title:	Director

Address:

Wessex House
3rd Floor
Hamilton, HM 12
Bermuda
Attention: Peter Poole

Email:

jfenttiman@murchinsonltd.com
pzogola@murchinsonltd.com

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer & President

[Signature Page to Exchange Agreement]

Annex A

Form of New Tranche B Warrant